Exhibit 99.1

MoneyGram International Announces First Quarter 2009 Results

Company reports net income of $11.8 million in first quarter 2009

Agent locations grow 18 percent

MINNEAPOLIS--(BUSINESS WIRE)--May 7, 2009--MoneyGram International, Inc. (NYSE:MGI) reported today that in the first quarter of 2009 net income was $11.8 million, global agent network expanded 18 percent year over year and money transfer and bill payment transaction volume increased 4 percent year over year. The company also announced that it ended the quarter with unrestricted assets of $420.8 million, up from $391.0 million at Dec. 31, 2008.

“MoneyGram remains focused on profitably growing the business through expanded distribution and product innovation,” said Pamela H. Patsley, MoneyGram International executive chairman. “During the quarter, we increased our presence in key markets with the signing of M. Lhuillier in the Philippines, which added 1,200 agent locations in the country, and through an important win with Bank of China in Beijing. We also recently announced that we will begin offering MoneyGram services through two key agents in India, Punjab National Bank and Allahabad Bank, which will add nearly 6,000 locations in this important market. In addition, our agreements with NetSpend and Visa are just two examples of our continued efforts to expand our product offerings. Through these agreements, MoneyGram now offers prepaid load capabilities in our 40,000 agent locations across the United States.”

First-quarter 2009 total revenue of $279.9 million compares with total revenue of $17.1 million, which includes $307.3 million of net securities losses, in the first quarter of 2008. Total fee and other revenue increased to $268.1 million in the current quarter from $262.8 million in the first quarter of 2008, driven by money transfer fee and other revenue of $242.1 million in the first quarter 2009 versus $236.9 million in the prior period.

Net income of $11.8 million for the first quarter of 2009 compares with a net loss of $360.9 million for the same period in 2008, which included $307.3 million of net securities losses and a $57.0 million loss on swaps related to commissions payable in the official check business as a result of the Company’s restructuring initiatives.

EBITDA (earnings before interest, taxes, depreciation and amortization, and amortization of agent signing bonuses) was $62.3 million and Adjusted EBITDA (EBITDA adjusted for net securities gains and severance-related costs) was $65.9 million in the first quarter of 2009 compared with Adjusted EBITDA of $69.5 million in the comparable period last year. The first quarter of 2009 Adjusted EBITDA includes $11.3 million of net investment revenue compared with $21.7 million in the comparable period last year. This decline in net investment revenue is a result of our planned realignment of the investment portfolio and the lower interest rate environment.

Anthony Ryan, MoneyGram International president and chief executive officer, said, “While MoneyGram continues to deliver growth in our core money transfer business, our rate of growth has slowed, reflecting the challenges of the current economic environment. In 2009, we are focused on increasing our market share profitably through strategic network expansion and by offering a compelling value to our consumers across the globe. We will continue to deploy our capital prudently and look for operating efficiencies as we seek to create long-term shareholder value.”

Global Funds Transfer Results
Total revenue for the Global Funds Transfer segment increased to $259.7 million in the first quarter of 2009 from $219.0 million in the comparable period last year, which included $44.4 million of net securities losses. Money transfer fee and other revenue including bill payment increased 2 percent, or when adjusted for the change in the value of the euro, increased 5 percent. The segment reported first quarter operating income of $36.7 million and an operating margin of 14.1 percent.

Money transfer transactions including bill payment originated in the United States and Canada increased 5 percent in the first quarter of 2009, while transactions originated internationally (outside of North America) increased 2 percent from the prior year. The continued economic pressures in Spain had a significant impact on our international transaction growth. Excluding Spain, international transactions increased 12 percent from the prior year.

In the first quarter, MoneyGram’s transaction volume to Mexico decreased by 2 percent, outperforming the declining industry-wide remittance volume into Mexico as measured by Banco de Mexico, which was down 4 percent during the quarter.

Payment Systems Results
First quarter 2009 net revenue in the Payment Systems segment of $17.9 million includes net investment revenue of $8.4 million. This compares with a net loss of $299.6 million in the first quarter of 2008, which reflects $262.9 million in net securities losses and a $57.0 million loss on swaps. The segment reported operating income of $7.3 million in the first quarter of 2009.

Non-GAAP Measures
In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA and Adjusted EBITDA. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

MoneyGram believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operations of the Company and its business and performance trends, as well as in facilitating comparisons with other companies in the money transfer industry. Specifically, MoneyGram believes the exclusion of net securities gains (losses) and valuation loss on embedded derivatives permits evaluation and comparison of results for ongoing business operations. This adjusted view is used by management to internally assess the Company’s performance at both a consolidated and segment level, forecast results and allocate resources. Management does not find the GAAP financial measures particularly relevant or useful in evaluating the operating performance of our segments as they do not represent future period recurring costs or are costs outside of the Company’s control at this time.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to fund capital expenditures, acquisitions and operations and to service debt. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA and Adjusted EBITDA are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)
Table Two - Consolidated Balance Sheets
Table Three – Unrestricted Assets
Table Four – Consolidated Statements of Income (Loss) (as Adjusted)
Table Five – Global Funds Transfer Segment Results (as Adjusted)
Table Six – Payment Systems Segment Results (as Adjusted)
Table Seven – EBITDA and Adjusted EBITDA

Conference Call
MoneyGram International will have a conference call today at 5:00 p.m. ET, 4:00 p.m. CT to discuss the first quarter of 2009. Pamela H. Patsley, executive chairman, and Anthony Ryan, president and chief executive officer, will speak on the call. The conference call can be accessed by calling (800) 890-4043 in the U.S. The participant confirmation number is 9514272. A replay of the conference call will be available one hour after the call concludes through 5:00 p.m. ET on May 14, 2009. The replay of the call is available at (888) 203-1112 for U.S. callers or 1-719-457-0820 for international callers. The confirmation code will be 9514272.

About MoneyGram International, Inc.
MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with approximately 180,000 global money transfer agent locations in 190 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements
The statements contained in this press release regarding MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) the continued volatility and disruption of global capital and credit markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) negative economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws, regulatory requirements, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business or reduce the market for or value of our services; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control (“OFAC”) restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers which exposure may increase during an economic downturn; (s) our ability to mitigate fraud risks from consumers and agents which risks may increase during an economic downturn; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended
	March 31,		2009 vs
(Amounts in thousands, except per share data)	2009	2008	2008

REVENUE
Fee and other revenue	$268,144	$262,797	$5,347
Investment revenue	11,691	61,565	(49,874)
Net securities gains (losses)	56	(307,300)	307,356
Total revenue	279,891	17,062	262,829
Fee commissions expense	118,544	117,232	1,312
Investment commissions expense	399	96,889	(96,490)
Total commissions expense	118,943	214,121	(95,178)
Net revenue (losses)	160,948	(197,059)	358,007

EXPENSES
Compensation and benefits	51,632	52,299	(667)
Transaction and operations support	44,484	52,029	(7,545)
Depreciation and amortization	14,362	14,218	144
Occupancy, equipment and supplies	11,026	11,222	(196)
Interest expense	27,040	14,789	12,251
Debt extinguishment loss	-	1,499	(1,499)
Total expenses	148,544	146,056	2,488
Income (loss) before income taxes	12,404	(343,115)	355,519
Income tax expense	563	17,740	(17,177)
NET INCOME (LOSS)	$11,841	$(360,855)	$372,696

Basic and diluted loss per common share	$(0.20)	$(4.40)	$4.20

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Amounts in thousands, except share data)	2009	2008
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	3,904,783	4,077,381
Receivables, net (substantially restricted)	1,117,184	1,264,885
Trading investments (substantially restricted)	19,840	21,485
Available-for-sale investments (substantially restricted)	415,827	438,774
Property and equipment	149,192	156,263
Intangible assets	13,524	14,548
Goodwill	436,349	434,337
Other assets	196,328	234,623
Total assets	$6,253,027	$6,642,296

LIABILITIES
Payment service obligations	$5,067,167	$5,437,999
Debt	978,952	978,881
Pension and other postretirement benefits	131,272	130,900
Accounts payable and other liabilities	88,599	121,586
Deferred tax liabilities	12,627	12,454
Total liabilities	6,278,617	6,681,820

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value,
800,000 shares authorized, 495,000 shares issued and outstanding	477,084	458,408
Participating Convertible Preferred Stock-Series B-1, $0.01 par value,
500,000 shares authorized, 272,500 shares issued and outstanding	293,347	283,804
Total mezzanine equity	770,431	742,212

STOCKHOLDERS' DEFICIT
Preferred shares - undesignated, $0.01 par value, 5,000,000 authorized, none issued	-	-
Preferred shares - junior participating, $0.01 par value, 2,000,000 authorized, none issued	-	-
Common shares, $0.01 par value, 250,000,000 shares authorized,
88,556,077 shares issued	886	886
Additional paid-in capital	34,149	62,324
Retained loss	(637,413)	(649,254)
Unearned employee benefits	(161)	(424)
Accumulated other comprehensive loss	(40,479)	(42,707)
Treasury stock: 6,030,525 and 5,999,175 shares at March 31, 2009 and
December 31, 2008, respectively	(153,003)	(152,561)
Total stockholders' deficit	(796,021)	(781,736)
Total liabilities, mezzanine equity and stockholders' deficit	$6,253,027	$6,642,296

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
UNRESTRICTED ASSETS
(Unaudited)

	March 31,	December 31,
(Amounts in thousands)	2009	2008

Cash and cash equivalents	$3,904,783	$4,077,381
Receivables, net	1,117,184	1,264,885
Government agency securities	390,573	409,246
	5,412,540	5,751,512
Amounts restricted to cover payment service obligations	(5,067,167)	(5,437,999)
Excess unrestricted assets, excluding trading investments,
put options and other asset-backed securities	345,373	313,513

Trading investments	19,840	21,485
Put options on trading investments	30,287	26,505
Other asset-backed securities	25,254	29,528

Excess unrestricted assets	$420,754	$391,031

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (AS ADJUSTED)
(Unaudited)

	Reported	Q1		Adjusted	Reported	Q1		Adjusted
(Amounts in thousands)	Q1 2009	Adjustments		Q1 2009	Q1 2008	Adjustments		Q1 2008

REVENUE
Fee and other revenue	$268,144	$-		$268,144	$262,797	$-		$262,797
Investment revenue	11,691	-		11,691	61,565	-		61,565
Net securities gains (losses)	56	(56)	(1)	-	(307,300)	307,300	(2)	-
Total revenue	279,891	(56)		279,835	17,062	307,300		324,362
Fee commissions expense	118,544	-		118,544	117,232	-		117,232
Investment commissions expense	399	-		399	96,889	(57,008)	(3)	39,881
Total commissions expense	118,943	-		118,943	214,121	(57,008)		157,113
Net revenue	160,948	(56)		160,892	(197,059)	364,308		167,249

EXPENSES
Compensation and benefits	51,632	(3,459)	(4)	48,173	52,299	-		52,299
Transaction and operations support	44,484	(150)	(5)	44,334	52,029	(7,733)	(6)	44,296
Depreciation and amortization	14,362	-		14,362	14,218	-		14,218
Occupancy, equipment and supplies	11,026	-		11,026	11,222	-		11,222
Interest expense	27,040	-		27,040	14,789	(6,217)	(3)	8,572
Debt extinguishment loss	-	-		-	1,499	(1,499)	(7)	-
Total expenses	148,544	(3,609)		144,935	146,056	(15,449)		130,607
Income (loss) before income taxes	$12,404	$3,553		$15,957	$(343,115)	$379,757		$36,642
(1)	Other-than-temporary impairments on available-for-sale investments, unrealized losses on trading investments and valuation gain on put options related to trading investments.
(2)	Net realized losses on sale of securities, other-than-temporary impairments on available-for-sale investments and unrealized losses on trading investments.
(3)	Losses on interest rate swaps.
(4)	Executive severance and related net costs.
(5)	Executive search fees.
(6)	Transaction costs related to the recapitalization.
(7)	Debt extinguishment loss related to the recapitalization.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
GLOBAL FUNDS TRANSFER SEGMENT RESULTS (AS ADJUSTED)
(Unaudited)

	Reported	Q1		Adjusted	Reported	Q1		Adjusted
(Amounts in thousands)	Q1 2009	Adjustments		Q1 2009	Q1 2008	Adjustments		Q1 2008

Money transfer revenue
Fee and other revenue	$242,119	$-		$242,119	$236,885	$-		$236,885
Investment revenue	-	-		-	706	-		706
Net securities losses	-	-		-	(3,735)	3,735	(2)	-
Retail money order and other
Fee and other revenue	15,843	-		15,843	16,932	-		16,932
Investment revenue	1,722	-		1,722	8,849	-		8,849
Net securities gains (losses)	8	(8)	(1)	-	(40,638)	40,638	(2)	-
Total Global Funds Transfer revenue	259,692	(8)		259,684	218,999	44,373		263,372

Commissions expense	117,903	-		117,903	116,563	-		116,563
Net revenue	$141,789	$(8)		$141,781	$102,436	$44,373		$146,809

Operating income (loss)	$36,725	$(8)		$36,717	$(3,672)	$44,373		$40,701

Operating margin	14.1%			14.1%	(1.7%)			15.5%
(1)	Other-than-temporary impairments on available-for-sale investments, unrealized losses on trading investments and valuation gain on put options related to trading investments.
(2)	Net realized losses on sale of securities, other-than-temporary impairments on available-for-sale investments and unrealized losses on trading investments.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
PAYMENT SYSTEMS SEGMENT RESULTS (AS ADJUSTED)
(Unaudited)

	Reported	Q1		Adjusted	Reported	Q1		Adjusted
(Amounts in thousands)	Q1 2009	Adjustments		Q1 2009	Q1 2008	Adjustments		Q1 2008

Fee and other revenue	$10,157	$-		$10,157	$8,820	$-		$8,820
Investment revenue	8,763	-		8,763	52,078	-		52,078
Net securities gains (losses)	49	(49)	(1)	-	(262,927)	262,927	(2)	-
Total Payment Systems revenue (losses)	18,969	(49)		18,920	(202,029)	262,927		60,898

Commissions expense	1,040	-		1,040	97,558	(57,008)	(3)	40,550
Net revenue (losses)	$17,929	$(49)		$17,880	$(299,587)	$319,935		$20,348

Operating income (loss)	$7,252	$(49)		$7,203	$(314,853)	$319,935		$5,082

Operating margin	38.2%			38.1%	NM			8.3%

NM = Not meaningful
(1)	Other-than-temporary impairments on available-for-sale investments, unrealized losses on trading investments and valuation gain on put options related to trading investments.
(2)	Net realized losses on sale of securities, other-than-temporary impairments on available-for-sale investments and unrealized losses on trading investments.
(3)	Losses on interest rate swaps.

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
EBITDA AND ADJUSTED EBITDA
(Unaudited)

(Amounts in thousands)	Q1 2009	Q1 2008

Income (loss) before income taxes	$12,404	$(343,115)
Interest expense	27,040	14,789
Depreciation and amortization	14,362	14,218
Amortization of agent signing bonuses	8,529	8,091
EBITDA	62,335	(306,017)

Net securities (gains) losses (1)	(56)	307,300
Losses on interest rate swaps	-	58,990
Severance and related net costs	3,609	-
Recapitalization costs	-	7,733
Debt extinguishment loss	-	1,499
Adjusted EBITDA	$65,888	$69,505
(1)	2009 represents other-than-temporary impairments on available-for-sale investments, unrealized losses on trading investments and valuation gain on put options related to trading investments. 2008 represents net realized losses on sale of securities, other-than-temporary impairments on available-for-sale investments and unrealized losses on trading investments.

CONTACT:
MoneyGram International, Inc.
Lynda Michielutti, 952-591-3846
ir@moneygram.com